Exhibit 10.1

DEFERRED COMPENSATION PLAN
FOR DIRECTORS OF TEXAS INDUSTRIES, INC.

          THIS DEFERRED COMPENSATION PLAN FOR DIRECTORS OF TEXAS INDUSTRIES, INC. (“Plan”) is EFFECTIVE AS OF THE 1st day of January, 2005.

1.       Effective Date

          This Plan shall be effective on the aforesaid date for Compensation for services performed during calendar years beginning with 2005.

2.       Definitions

          For purposes of this Plan, the following capitalized terms shall have the meaning set forth herein:

(a) “Account Balance” shall mean at any time a Director’s aggregate Deferred Amount shown in the records of the Company.

(b) “Committee” shall mean the Compensation Committee of the Board of Directors of Texas Industries, Inc. [not including members thereof who have entered into a Deferred Compensation Agreement].

(c) “Company” shall mean Texas Industries, Inc. and any successor thereto.

          (d)          “Compensation” shall mean all cash fees payable to a Director by the Company for services as a Director of the Company as established from time to time by the Board of Directors of the Company, including the annual director’s fee and any and all fees for attending meetings of the Board of Directors or its committees.

          (e)          “Deferred Amount” shall mean the amount by which the Director’s Compensation is reduced and deferred as agreed upon by the Director and the Company in any Election to Defer in substantially the form attached hereto as Appendix 1 that is executed and delivered in accordance with all laws and regulations applicable thereto, and which is payable in the Common Stock of the Company in accordance with the terms of this Plan.

(f) “Director” for the purposes of this Agreement shall mean a Director who is not an officer or employee of the Company.

3.       Deferred Compensation

          The Company shall credit to a Director’s Account Balance the number of shares of Common Stock of the Company determined by dividing the Deferred Amount of said Director’s Compensation by the average market price of such Common Stock for the thirty (30) trading days prior to the first day of the year in which the Deferred Amount would otherwise be paid.  Cash dividends shall be credited to such account in the form of Common Stock of the Company at a value equal to the fair market value of the stock on the date of payment of the cash dividend.  The Compensation Committee will have the authority to determine how dividends of property other than cash or common stock will be credited to the account.  Shares of Common Stock of the Company credited to the account shall be adjusted to reflect any increase or decrease in the number of shares outstanding as a result of stock dividends, stock split-ups, combination of shares, recapitalizations, mergers or consolidations.

4.       Payment of Deferred Amount

          The Account Balance on the earlier of the date, if any, elected by the Director in the written Election to Defer, and the date on which he ceases to serve as a Director for any reason will be distributed to the Director within 30 days.  Any amounts which have not been paid to the Director prior to his death shall be paid to the beneficiary he has selected in a designation filed with the Company, and in the absence of such a filing, then to his estate.

5.       General

          It is expressly agreed that the Director will not assign, set over or otherwise dispose of or attempt to dispose of any interest hereunder, and any interest of the Director hereunder shall not be subject to levy by any creditor of the Director.

          This Agreement shall be binding upon, and shall be assumed in all respects by, any successor or assigns of the Company.

DIRECTOR	TEXAS INDUSTRIES, INC.

By

Title Vice President

ELECTION TO DEFER FOR [Year]

DEFERRED COMPENSATION PLAN

FOR DIRECTORS OF TEXAS INDUSTRIES, INC.

_________________________[Name of Director]

          I, the undersigned Director, having been advised that I am entitled to defer all or a portion of my Director’s cash compensation for [____] under the terms of the Deferred Compensation Plan for Directors of Texas Industries, Inc.(“Plan”), do hereby make the following Election.

          I elect to defer the following amount of my Director’s cash compensation for [____] into the Plan (check one and complete)

           ☐ ___________________  percent (________ %), or

           ☐  ___________________ dollars   ($_________)

          I elect to have the shares in my Account under the Plan paid to me on the date selected  below (please check one, and complete if necessary.)

[Note: you are not required to select a Fixed Distribution Date, and if you do not, the shares in your Account will be distributed only when you cease to be a Director.]

☐	I do not want to have a fixed distribution date, and instead I want my Account under the Plan to be distributed to me only when I cease to be a Director.

☐	I want my Account under the Plan to be distributed to me on __________________ (enter a specific date) if I have not ceased to be a Director prior to such date.

          I understand that this Election to Defer will become irrevocable on December 31, [____] unless prior to that date I either (i) have filed another Election to Defer form, or (ii) I have notified the Vice President and General Counsel, in writing, that I do not want to defer any portion of my Director compensation for [____].  I understand that only the last Election to Defer form properly filed by December 31st will be considered by the Company to be my binding Election to Defer form.

          Dated this ______________ day of _____________, ____.

Director

Acknowledgement

          The undersigned, Vice President and General Counsel of the Company, acknowledge that I received this Election to Defer form on _____________, _____, ____.

Vice President and General Counsel